Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

          We consent to the incorporation by reference in the Registration Statements on Form S-8 (File No. 2-85849, 333-118789 and 333-187821) of Nature Vision, Inc. of our report dated March 23, 2006, which appears on page F-1 of this annual report on Form 10-K(SB) for the year ended December 31, 2005.

/s/ VIRCHOW, KRAUSE & COMPANY, LLP

Minneapolis, Minnesota
March 30, 2006